UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):    June 16, 2006
ART TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26679 (Commission File Number)	04-3141918 (IRS Employer Identification No.)

25 First Street, Cambridge, Massachusetts (Address of Principal Executive Offices)	02141 (Zip Code)
Registrant’s telephone number, including area code:      (617) 386-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events.
Item 9.01 Financial Statement and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1 2006 Executive Management Compensation Plan
EX-99.2 Press Release dated, June 16, 2006

Item 1.01 Entry into a Material Definitive Agreement.
     On June 16, 2006, we amended our 2006 Executive Management Compensation Plan for our executive officers for fiscal year 2006 to add criteria for participation by our senior vice president of services. Our senior vice president of services is eligible to receive an annual bonus based on our operating profit goals and quarterly bonuses based on metrics set forth in the plan, irrespective of our operating profit goal. The target payouts in the plan are based on achieving a certain percentage of our goals for each of the listed performance metrics. Each of these corporate metrics has a minimum and maximum threshold. If the goals are exceeded, our executive officers are eligible to receive a cash bonus in excess of the target payouts. The above description of the amended plan is qualified in its entirety by the full text of the plan, which is filed as exhibit 99.1 to this current report and incorporated herein by reference.
Item 8.01 Other Events.
     On June 16, 2006, we issued a press release announcing that Lou Frio has been appointed Senior Vice President of Services. A copy of the press release is filed as exhibit 99.2 to this current report and incorporated herein by reference.
Item 9.01 Financial Statement and Exhibits.
     (d) Exhibits

Number	Title

99.1	2006 Executive Management Compensation Plan (as amended).

99.2	June 16, 2006 press release.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.
Date: June 19, 2006	By:	/s/ Julie M.B. Bradley
Julie M.B. Bradley
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Title

99.1	2006 Executive Management Compensation Plan (as amended).

99.2	June 16, 2006 press release.